National Oceanic and Atmospheric Administration.
Host Agency serving:
Economic Development Administration
International Trade Administration
Minority Business Development Agency
Bureau of Export Administration
U.S. DEPARTMENT OF COMMERCE
Western Administrative Support Center
7800 Sand Point Way N.E.
BIN C15700
Seattle, Washington 98115-0070

                         September 22, 1999


     Wilson E. Russell
     Northstar Technical, Inc.
     687 Water Street
     St. Johns, NF, Canada
     A1E 1C2

     Reference:  NOAA Solicitation No. 52ABNF900059, Acoustic
                 Wireless Trawl Net Management System

     Dear Mr. Russell:

     I am very pleased to inform you that Northstar Technical has been selected for award of the contract resulting from the above referenced solicitation. The fully executed contract documments are enclosed.

     Incorporated into the award of the basic contract is our first order for supplies. The amount of this order is $134,263.00.

     Mr. Russell E. Nelson Jr. is appointed as my Technical Representative for this contract. Mr. Nelson can be reached by phone, at (206) .526-4103. His mailing address is the same as the "Deliver To" address included in Block 15 of the contract cover page (standard Form 1449). Technical and delivery questions should be addressed to Mr. Nelson.

     Finally, I've enclosed a payment information form, and ask that you complete and return it at your earliest convenience. This form will speed up the payment prosess by allowing us to make a direct deposit to your bank account.

     Again, congratulations on your selection for award of this contract. If you have any questions about this notice or the enclosed documentation, please call Don Wadhams at (206) 526-6036.

                                         Sincerely,

                                         /s/ Heide Sickles
                                         Heide Sickles

                                         Contracting officer

                              PART I

                     SERVICES AND PRICES/COSTS

1.1 COMMERCIAL ITEM ACQUISITION: This is a commercial item acquisition which will use Federal Acquisition Regulations (FAR)
     Part 12 and the special simplified acquisition procedures for the acquisition of supplies as set forth in FAR, PART 13.5.

1.2 INDEFINITE DELIVERY/ INDEFINITE QUANTITY TYPE CONTRACT for Acoustic, wireless trawl net management/mensuration system/components for the Department of Commerce, National Oceanic and Atmospheric Administration CNOAA) National Marine Fisheries Service (NMFS), Alaska Fisheries Science Center, Seattle, WA. All supplies shall conform to contract specifications and shall be delivered in accordance with the terms and conditions, and provisiona contained in this contract and as specified in each individual delivery order.

1.3 EFFECTIVE PERIOD OF THE CONTRACT: The effective period of this contract shall commence with the date the contract is executed by the Government Contracting Officer and extend through September 30, 2000.

1.4 MINIMUM AND MAXIMUM CONTRACT AMOUNTS: During the period specified in the ORDERING clause (FAR 52.216-18), the Government shall place orders totaling a minimum of $25,000. The amount of all orders may not exceed $350,000. The stated minimum is for information purposes only and is not intended to imply that the minimum stated is an exact indication at the total quantities that will be required. The actual requirements will be established by individual order(s).

1.5 SCHEDULE: The Contractor shall provide the items specified at the prices listed, in strict accordance with the Statement of Work and all other terms and conditions of the contract.


     ITEM ESTIMATED* UNIT EXTENDED
     No. DESCRIPTTON QUANTITY UNIT PRICE PRICE

0l Receiver/Processor Unit
9 Each $ $
     02 Headrope Sensor 12 Each $ $
          (with batteries)

O3 Door/Wing Sensor (Master and slave unit pair with batteries)
12 Each $ ________ $

04 Towed hydrophone 12 Each $ _________ $
          (With 45 meter cable)